[MERITAGE LOGO]

                                                                   EXHIBIT 10(l)


                               CONSULTING CONTRACT

        This Consulting Contract (the "Agreement") is made as of this 1st day of June, 2001, between Fitzgeralds Gaming Corporation on behalf of itself and each of its operating subsidiaries: Fitzgeralds Mississippi, Inc., Fitzgeralds Reno, Inc., Fitzgeralds Las Vegas, Inc., and 101 Main Street, LLC (collectively, "Client"), and Meritage Employer Services, LLC ("Meritage" or "Consultant").

        In the event of a conflict in the provisions of any Exhibits hereto and the provisions set forth in this Agreement, the provisions of such Exhibits shall govern.

        1. SERVICES. Consultant agrees to perform for Client the services listed in Exhibit A hereto and incorporated herein by reference. Client agrees that Consultant shall have reasonable access to Client's staff and resources as necessary to perform the Consultant's services.

        2. TERM. The term of this Agreement shall commence on the ___ day of __________, and, subject to the good faith negotiations set forth below, will remain in effect until resolution of all claims asserted in the Client's bankruptcy cases currently pending or against any Fitzgeralds liquidating trust or similar entity formed to effectuate the liquidation of Fitzgeralds, unless this Agreement is terminated by either party pursuant to the termination provision contained in Section 17 herein. The parties hereby agree to engage in good faith negotiations to make reasonable adjustments to the fees payable hereunder during the sixty (60) day period prior to each sale of an operating subsidiary (or substantially all its assets) and during the sixty (60) days prior to the consummation of any plan that would assign this Agreement to any reorganized Fitzgeralds or any liquidating trust or similar entity formed in Fitzgeralds' currently pending bankruptcy cases.

        3. RATE OF PAYMENT FOR SERVICES. Client agrees to pay Consultant for services in accordance with the Contracted Fees schedule set forth in Exhibit B attached hereto and incorporated herein by reference, subject to a three percent (3%) annual increase on each anniversary of this Agreement.

        4. INVOICING AND DEPOSIT. Upon execution of this Agreement and prior to the effective date of services being rendered, the Client shall pay a deposit, in advance, in the amount of $34,000. Client shall pay Consultant contracted annual fees prorated monthly and payable on the first day of the month for services to be rendered that month as set forth in Exhibit B for annualized Standard Service Levels of 800 hours for OSHA consulting; 1,400 hours for health clinic consulting; 1,400 hours for employment consulting; and 300 hours for Insurance consulting. Exhibit C provides the hourly rates to be charged, if the annualized Standard Service Levels for the Client are exceeded over the next twelve (12) months. If the aggregate of annualized Standard Service levels for all categories is not utilized and this Agreement continues for twelve (12) months, the Consultant will remit any overpayment back to the Client. Should the Client wish any overpayment offset against fees for ongoing services, the Client shall have general rights of offset and recoupment with respect to amounts owing under this Agreement and the other Risk Management Contracts (defined below). Exhibit B-2 reflects examples of the rate of payment for services. To the extent that reimbursement is being sought


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for approved out-of-pocket expenses, receipts will accompany all invoices submitted to the Client for reimbursement. The Client shall remit payment within fifteen (15) days of receipt of a proper and payable invoice.

        5. CONFIDENTIAL INFORMATION. Each party agrees that all information received by Consultant from the Client in connection with Consultant's services, other than information previously publicly disclosed by the Client, shall be considered confidential and shall not be used or disclosed by the Consultant other than as necessary to perform services under this Agreement, unless authorized in writing by the Client. This confidentiality provision shall survive termination of this Agreement.

        6. INDEMNIFICATION. Consultant agrees to indemnify, defend and hold the Client harmless from all claims, demands, costs, fees (including reasonable attorneys' fees), judgments and liability asserted against Client by a third party which arise out of negligence, gross negligence or willful misconduct of the Consultant in the performance or non-performance of this Agreement. This indemnification will not apply where action or inaction of the Client is the sole cause of litigation or fines where the Consultant has made reasonable written recommendations to the Client, and the Client failed to follow such written recommendations.

           Client agrees to indemnify, defend and hold Consultant harmless from all claims, demands, costs, fees (including reasonable attorneys' fees), judgments and liability asserted against Consultant by a third party, which arise out of the negligence, gross negligence or willful misconduct of Client in the performance or non-performance of this Agreement.

        7. STAFF. Consultant is an independent contractor and neither Consultant nor Consultant's staff is or shall be deemed to be employed by Client. Client is hereby contracting with Consultant for the services described on Exhibit A and Consultant reserves the right to determine the method, manner and means by which the services it has agreed to render. Consultant shall not be required to devote Consultant's full time nor the full time of Consultant's staff to the performance of the services required hereunder, and it is acknowledged that Consultant has other Clients and Consultant offers services to the general public. The order or sequence in which the work is to be performed shall be under the control of Consultant, unless otherwise requested by Client. Consultant agrees to perform services in a timely and professional manner. Client may terminate Consultant's services hereunder with or without cause subject to the provisions in Section 17 herein.

           Each of the parties hereto agrees that while performing services under this Agreement, and for a period of six (6) months following the termination of this Agreement, neither party will, except with the other party's written approval, solicit or offer employment to the other party's employees or staff.

        8. USE OF WORK PRODUCT. Except as specifically set forth in writing and signed by both Client and Consultant, Consultant shall have all copyright and patent rights with respect to all materials developed under this Agreement, and Client is hereby granted a non-exclusive license to use and employ such materials within the Client's business. All reports provided to the Client may be used in an unrestricted manner for the Client's use.


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

        9. CLIENT REPRESENTATIVE. The general manager of each entity of the Client and other representatives designated by the General Manager shall represent the Client during the term of this Agreement, and have authority to execute written modifications or additions to this Agreement.

        10. DISPUTES. If a dispute or grievance between the parties arises with respect to the obligations of the parties under this Agreement or as a result of this Agreement, and such dispute or grievance cannot be resolved in an informal fashion, the parties hereby agree that all disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the United States Bankruptcy Court for the District of Nevada, and each hereby waives trial by jury and any assertion that such dispute is a non-core matter.

        11. INSURANCE. The Consultant shall maintain adequate Error and Omissions coverage with a Best Rated A+ carrier, and shall provide, at the request of the Client, evidence of the coverage.

        12. SERVICE WARRANTY. Consultant warrants to Client that the material, analysis, data, programs and services to be delivered or rendered hereunder, will be of the kind and quality that meets or exceeds industry standards and will be performed by qualified personnel.

        13. COMPLETE AGREEMENT. This Agreement, together with the Claims Processing and Managed Care Services Contract, the Liability Claims Investigation, Adjustment and Management Agreement, the Workers Compensation Service Agreement and the Consulting Contract (this Agreement and such agreements, collectively, the "Risk Management Contracts"), contain the entire agreement between the parties hereto with respect to the matters covered herein. Any modifications shall be in writing signed by authorized representatives of both the Client and Consultant.

        14. APPLICABLE LAW. Consultant shall comply with all applicable laws in performing services and maintain all licenses required to perform the services. This Agreement shall be construed in accordance with the laws of the State of Nevada.

        15. REGULATORY REQUIREMENTS. Consultant acknowledges and agrees that Client is subject to the licensing and regulatory control of the Nevada Gaming Control Board and various other state, county and city gaming regulatory enforcement agencies (collectively the "Gaming Authorities"). Said Gaming Authorities may request or require the Client to obtain and report certain information regarding Consultant and its principals. To the extent so required, Consultant agrees to fully and promptly cooperate and comply with such request for information, as authorized by the Client.

        16. ADDITIONAL WORK. After receipt of a written request from the Client that adds to the services, Consultant will provide a quotation for the additional services, which the Client may accept or reject. Upon the Client's written acceptance of the quotation, Consultant shall perform the agreed additional services. Client agrees to pay Consultant for such additional


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services and expenditures at the hourly rate as set forth in Exhibit C of this
Agreement or at an agreed upon flat rate for payment of services.

        17. NOTICES.

        Notices to Client should be sent to:       President
               With a copy to:                     General Counsel
                                                   Fitzgeralds Gaming Corporation
                                                   301 Fremont Street
                                                   Las Vegas, Nevada 89101

                                                   General Manager
                                                   Fitzgeralds Reno, Inc
                                                   P.O. Box 40130
                                                   Reno, Nevada 89504

                                                   General Manager
                                                   Fitzgeralds Las Vegas, Inc.
                                                   301 Fremont Street
                                                   Las Vegas, Nevada 89101

                                                   General Manager
                                                   Fitzgeralds Mississippi, Inc.
                                                   711 Lucky Lane
                                                   Robinsonville, Mississippi 38664

                                                   General Manager
                                                   101 Main Street LLC
                                                   120 Gregory Street
                                                   P.O. Box P
                                                   Black Hawk, Colorado 50422

        Notices to Consultant should be sent to:   Kathleen Bryant
                                                   Meritage Employer Services
                                                   300 East Second Street, Suite 1500
                                                   Reno, Nevada 89501

        18. ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the parties hereto. Consultant agrees that this Agreement may be assigned by the Client to any liquidating trust or similar entity formed to effect the liquidation of Fitzgeralds, and hereby consents and agrees not to object to any assumption and assignment of this Agreement to such an entity.

        19. TERMINATION. This Agreement may be terminated by the Client at any time upon giving ninety (90) days advance written notice to Consultant. In the event Client terminates this


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Agreement without cause and prior to the end of twelve (12) months, Client agrees to pay Consultant all remaining fees incurred through to the date of termination in full within thirty (30) days of the date of termination. Consultant may terminate this Agreement thirty (30) days after giving written notice of a default by Client hereunder of a default by Client hereunder, provided that such a default has not been cured.

        20. BANKRUPTCY COURT APPROVAL. Consultant acknowledges and understands that the Client and each of the operating subsidiaries commenced cases under Chapter 11 of the United States Bankruptcy Code on December 5, 2000 and that such proceedings are still pending. Consultant further acknowledges and understands that this Agreement shall not be effective unless and until approved by the Bankruptcy Court.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first set forth above.

FITZGERALDS GAMING CORPORATION           MERITAGE EMPLOYER SERVICES, LLC

/s/ PHILIP D. GRIFFITH                   /s/ KATHLEEN BRYANT
----------------------------------       ---------------------------------
Philip D. Griffith                       Kathleen Bryant
President and CEO                        President


FITZGERALDS RENO, INC.                   FITZGERALDS LAS VEGAS, INC.

/s/ MAX L. PAGE                          /s/ WILLIAM NOONAN
----------------------------------       ----------------------------------
Max L. Page                              William Noonan
Exec. Vice President and                 Vice President and General Manager
General Manager


FITZGERALDS MISSISSIPPI, INC.            101 MAIN STREET, LLC

/s/ DOMENIC MEZZETTA                     /s/ JOE COLLINS
----------------------------------       ----------------------------------
Domenic Mezzetta                         Joe Collins
Vice President and General Manager       Vice President and General Manager


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

                                    EXHIBIT A

                              INSURANCE CONSULTING

     -  Analysis, actuarial and insurance consulting services

     - Effective management of human and risk capital in the areas of life, health, property and casualty, directors & officers, and employment practices insurance.

     -  Management of organizational risk management needs.

           -  Insurance pricing

           -  Reserving

           -  Regulatory compliance matters

           -  Assessment, management, and ultimately control of risks.


                              EMPLOYMENT CONSULTING

EMPLOYEE BENEFITS CONSULTING

     -  Strategic Benefit Plan Design, Implementation, and Management

     -  Administration and management of Health claims payment.

     - Recommend programs, and vendors to create and manage benefit plans that support the organization's financial, operational, and cultural objectives.

     - Recommending financially viable, cost-effective strategies that reflect the client's business and human resource goals.

     - Provider evaluation, selection, and negotiation through actuarial valuations


HUMAN RESOURCES STRATEGIES AND EMPLOYMENT PRACTICE CONSULTING

    -   Compensation and Benefits Analysis

           -  Surveys & financial impact studies

           -  Recommendations

    -   Training

    -   Human Resources Policies Development

           -  Legal updates

    - Consultation and Recommendations on Human Resources issues regarding policy interpretation, application of various applicable legal issues, Dept of Labor, ERISA, IRS, EEOC, Title VII, OSHA, ADEA, ADA, FMLA, HIPPA, Etc.

    -   401k and Profit Sharing Plan Trustee and Administrative Services

    - Litigation case management on all Employment Related Cases approved by Employment Practices Carrier


               INTEGRATED HEALTH CLINIC MANAGEMENT AND CONSULTING

    - Analyze and make recommendations for informed decisions regarding health plan design, delivery, and performance.


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     -  Provide our "integrated" approach to health care management including health plan operations, care delivery, Health Clinic Management.

     - Management of onsite Health Services Clinics, Health Fairs, Utilization Review and large case management.


         OSHA CONSULTING AND SAFETY COMPLIANCE (FEDERAL AND STATE OSHA)

     -  Review Recommendations from OSHA

     -  Implement OSHA Recommendations

     -  Verification of OSHA Compliance Issues

           -  Ergonomics Standards

     -  Audit OSHA Findings

     -  Review OSHA Forms for Compliance

     -  Site Safety Review

     -  Safety Manuals

     -  Advocacy With OSHA

     -  Training Seminars

     -  Claims Management Systems

     -  Employee Safety Manuals

     -  Workplace Violence Training

     -  Workplace Safety Review


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                                    EXHIBIT B

                             STANDARD SERVICE LEVELS

                                SUMMARY OF HOURS

------------------------------------------------------------------------------------------------
TYPES OF SERVICES     BLACK HAWK   LAS VEGAS  RENO    TUNICA  CORPORATE     TOTALS    TOTALS
                                                                            ANNUAL    MONTHLY
------------------------------------------------------------------------------------------------
OSHA                         150      150       150       350                   800       67
------------------------------------------------------------------------------------------------
Health Clinics                50      100      1150       100                  1400      117
------------------------------------------------------------------------------------------------
Employment Practices         300      300       300       500                  1400      117
------------------------------------------------------------------------------------------------
Insurance Consulting          70       70        70        70       20          300       25
------------------------------------------------------------------------------------------------
TOTALS BY PROPERTY           885      815      1470       680       50         3900      325
------------------------------------------------------------------------------------------------


                           SUMMARY OF THEORETICAL FEES
                        BASED ON STANDARD SERVICE LEVELS

------------------------------------------------------------------------------------------------
TYPES OF SERVICES     BLACK HAWK   LAS VEGAS  RENO    TUNICA  CORPORATE     TOTALS    TOTALS
                                                                            ANNUAL    MONTHLY
------------------------------------------------------------------------------------------------
OSHA                      18,750    18,750    18,750    43,750              100,000  $ 8,333
------------------------------------------------------------------------------------------------
Medical Clinics            6,250    12,500    83,250    12,500              114,500  $ 9,542
------------------------------------------------------------------------------------------------
Employment Practices      58,500    58,500    58,500    97,500              273,000  $22,750
------------------------------------------------------------------------------------------------
Insurance Consulting      13,650    13,650    13,650    13,650    3,900      58,500  $ 4,875
------------------------------------------------------------------------------------------------
TOTALS BY PROPERTY       $97,150  $103,400  $174,150  $167,400   $3,900    $546,000  $45,500
------------------------------------------------------------------------------------------------


                                 SUMMARY OF FEES
                           CONTRACTUAL AGREED BILLING

------------------------------------------------------------------------------------------------
TYPES OF SERVICES     BLACK HAWK   LAS VEGAS  RENO    TUNICA  CORPORATE     TOTALS    TOTALS
                                                                            ANNUAL    MONTHLY
------------------------------------------------------------------------------------------------
OSHA                      15,000   15,000    15,000    35,000                80,000  $ 6,667
------------------------------------------------------------------------------------------------
Medical Clinics           12,000   10,000    73,500     6,000               101,500  $ 8,458
------------------------------------------------------------------------------------------------
Employment Practices      39,537   39,537    39,537    65,895               184,505  $15,375
------------------------------------------------------------------------------------------------
Insurance Consulting       9,800    9,800     9,800     9,800    2,800       42,000  $ 3,500
------------------------------------------------------------------------------------------------
TOTALS BY PROPERTY       $76,337  $74,337  $137,837  $116,695   $2,800     $408,005  $34,000
------------------------------------------------------------------------------------------------

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




                                   EXHIBIT B-2

EXAMPLE 1

The Agreement with the Client continues for 12 months based on the contractual agreed Rates and Hours and results in the following hours incurred by Meritage on behalf of the Client:

OSHA                                780
Health Clinic                      1400
Employment                         1430
Insurance                           300
TOTAL HOURS                        3910
                                   ====

Meritage remits 20 hours at @ $125/hr ($2,500) to Client. Client may choose to have next period fees offset by the amount due from Meritage.

Client remits 30 hours @ $195/hr ($5,850) to Meritage. Should this situation occur, the amount due from Meritage would be offset from the balance owed by the Client, therefore the Client would remit $3,350.

EXAMPLE 2

The Agreement with the Client continues for 8 months and is terminated upon the sale of the assets of the Client with the following hours incurred by Meritage on behalf of the Client:

OSHA                                500
Health Clinic                       800
Employment                          700
Insurance                           250
TOTAL HOURS                        2250
                                   ====

THE CONTRACT BILLING HOURS WOULD INCLUDE PAYMENT FOR 2600 HOURS FOR MONTHLY FEES PAID, THERE WOULD BE 350 HOURS OVERPAID BY THE CLIENT.

There would be no adjustment to the monthly fee paid since the agreement was terminated by the Client prior to 12 months.

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

                                    EXHIBIT C

           HOURLY FEES FOR HOURS IN EXCESS OF STANDARD SERVICE LEVELS


              ALL LINES OF COVERAGE INSURANCE ANALYSIS & CONSULTING

--------------------------------------------------------------------
       PERSONNEL            STANDARD HOURS        COST PER HOUR
--------------------------------------------------------------------
Sr. Consultant                                         $195
--------------------------------------------------------------------
Consultant Manager                                     $125
--------------------------------------------------------------------
Support                                                $ 75
--------------------------------------------------------------------


    HUMAN RESOURCES STRATEGIES EMPLOYMENT PRACTICES, PENSION PLAN, LEGAL CASE MANAGEMENT, COMPENSATION AND BENEFITS, LIABILITY AND WORKER'S COMPENSATION
                                   CONSULTING


--------------------------------------------------------------------
       PERSONNEL                                  COST PER HOUR
--------------------------------------------------------------------
Sr. Consultant                                         $195
--------------------------------------------------------------------
Consultant Manager                                     $ 80
--------------------------------------------------------------------
Support                                                $ 30
--------------------------------------------------------------------



               INTEGRATED HEALTH CLINIC MANAGEMENT AND CONSULTING

--------------------------------------------------------------------
       PERSONNEL                                  COST PER HOUR
--------------------------------------------------------------------
Sr. Consultant                                         $125
--------------------------------------------------------------------
Consultant Manager                                     $ 70
--------------------------------------------------------------------
Support                                                $ 30
--------------------------------------------------------------------



                      OSHA CONSULTING AND SAFETY COMPLIANCE

--------------------------------------------------------------------
       PERSONNEL                                  COST PER HOUR
--------------------------------------------------------------------
Sr. Consultant                                         $195
--------------------------------------------------------------------
Consultant Manager                                     $125
--------------------------------------------------------------------
Support                                                $ 75
--------------------------------------------------------------------

PLUS: Related reasonable, pre-approved travel expenses (airfare, hotels, auto, etc.)

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